Exhibit 23.3

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM


     We consent to the use in Amendment No. 2 to Form SB-2/A Registration Statement (File No. 333-126721) under the Securities Act of 1933, as amended, of Playlogic Entertainment, Inc. (formerly Donar Enterprises, Inc.) of our Report of Registered Independent Public Accounting Firm dated March 18, 2005 related to the balance sheet of Donar Enterprises, Inc. (a development stage company) as of December 31, 2004 and the related statements of operations and comprehensive loss, changes in shareholders' equity and statements of cash flows for the year ended December 31, 2004 and for the period from for the period from May 25, 2001 (date of inception) through December 31, 2004, respectively, accompanying the financial statements contained in such Amendment No. 2 to Form SB-2/A Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                          /s/ S. W. HATFIELD, CPA
                               S. W. HATFIELD, CPA
Dallas, Texas
September 12, 2005